Exhibit 10.2

ASSIGNMENT NO. 39 OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of September 6, 2016, by and between CHASE CARD FUNDING LLC, a Delaware limited liability company, as Transferor (the “Transferor”), and the CHASE ISSUANCE TRUST (the “Trust”), pursuant to the Agreement referred to below, and acknowledged by CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”) in its capacity as servicer under the Agreement referred to below (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) under the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Bank, as Servicer and Administrator, the Transferor, Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and the Trust are parties to the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey hereby the Receivables of such Additional Accounts (as each such term is defined in the Agreement), whether now existing or hereafter created, to the Trust; and

WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1.        Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby, July 31, 2016.

“Addition Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, September 6, 2016.

“Notice Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, August 29, 2016 which shall be a date on or prior to the third Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.12(a) of the Agreement and the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.12(b) of the Agreement.

2.        Designation of Additional Accounts. No later than five Business Days after the Addition Date, the Transferor shall deliver to, or cause to be delivered to, the Collateral Agent, as designee, on behalf of the Trust, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of each VISA® and MasterCard®1 account which, as of the Addition Date, shall be deemed to be an Additional Account, identified by account reference number and the aggregate amount of the Receivables in each such Additional Account as of the Addition Cut-Off Date, which list shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall modify and amend and be incorporated into and made part of the Agreement and shall supplement Schedule 2 to the Agreement.

3.        Conveyance of Receivables.

(a)      The Transferor does hereby sell, transfer and assign to the Trust all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of the Transferor in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the applicable UCC) thereof. This Section 3(a) does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Collateral Agent, any Noteholders, any Supplemental Credit Enhancement Provider or any Derivative Counterparty of any obligation of the Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA®, MasterCard® or insurers.

(b)      The Transferor hereby grants to the Trust a security interest in all of its right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of the Transferor in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof to secure a loan in an amount equal to the unpaid principal amount of the Notes issued pursuant to the Indenture, the Asset Pool One Supplement and the applicable Indenture Supplement and accrued and unpaid interest with respect thereto. This Assignment constitutes a security agreement under the UCC.

(c)      If necessary, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Trust, and to deliver a file-stamped

[1]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

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copy of each such financing statement or other evidence of such filing to the Administrator on or prior to the Addition Date. The Administrator shall be under no obligation whatsoever to file such financing or continuation statements or to make any filing under the UCC in connection with such sale and assignment.

(d)      In connection with such transfers, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Trust pursuant to this Assignment for the benefit of the Noteholders.

(e)      The parties hereto agree that all transfers of Receivables to the Trust pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Transferor. The parties hereto acknowledge and agree that each such transfer is occurring in connections with a “securitization transaction” within the meaning of the Delaware Act.

4.      Acceptance by Administrator on Behalf of the Trust. The Administrator, on behalf of the Trust, hereby acknowledges its acceptance of all right, title and interest in and to the Receivables in the Additional Accounts now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) hereof and declares that the Trust shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Noteholders.

5.        Representations and Warranties of the Transferor.

(a)      Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)      Eligibility of Accounts. As of the Addition Cut-Off Date, each Additional Account designated hereby was an Eligible Account;

(c)      Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

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(d)      No Adverse Effect. The acquisition by the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(e)      Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of the Transferor in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof, or, if this Assignment does not constitute a sale of such property, the Agreement as amended by this Assignment constitutes a grant of a “security interest” (as defined in the applicable UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property;

(f)      No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

(g)      No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h)      All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

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6.        Conditions Precedent. The designation of Additional Accounts pursuant to Section 2 of this Assignment, the conveyance of Receivables pursuant to Section 3 of this Assignment and the amendment of the Agreement pursuant to Section 7 hereof are each subject to the satisfaction of the conditions precedent set forth in subsection 2.12(c) of the Agreement on or prior to the dates specified in such subsection 2.12(c), except to the extent any such conditions have been waived. For purposes of subsection 2.12(c)(i) of the Agreement, “Notice Date” shall having the meaning specified in subsection 1 hereof. With respect to the condition specified in subsection 2.12(c)(xi) of the Agreement, the Bank shall have delivered to the Administrator, on behalf of the Trust, on or prior to the date hereof, a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in subsection 2.12(c) of the Agreement for designating and conveying Receivables in Additional Accounts have been satisfied or waived and (ii) each of the representations and warranties made by the Transferor in Section 5 of this Assignment is accurate as of the Addition Date. The Owner Trustee and the Administrator may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

7.        Amendment of the Transfer and Servicing Agreement. The Agreement is hereby amended to provide that all references therein to the “Transfer and Servicing Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. All references therein to Additional Accounts shall be deemed to include the Additional Accounts designated hereby and all references therein to Receivables shall be deemed to include the Receivables conveyed hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

8.        Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

9.        GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.      Removal Upon Breach. In the event of a breach of the warranty set forth in Section 5(b) hereof other than a breach or event set forth in subsection 2.05(a) of the Agreement, if as a result of such breach the related Receivable is no longer an Eligible Receivable or the Trust’s rights in, to or under such Receivable or its proceeds are impaired, then upon the expiration of 60 days (or such longer period as may be agreed

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to by the Indenture Trustee, the Collateral Agent and the Servicer, but in no event later than 120 days) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of written notice thereof given by the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Servicer, such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.05(b) of the Agreement and the Transferor shall accept reassignment of such Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be accurate in all material respects as if such Receivable had been designated for inclusion in the Trust on such day.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE CARD FUNDING LLC,
as Transferor

By:	/s/ Brent L. Barton
Name: Brent L. Barton
Title: Chief Executive Officer

CHASE ISSUANCE TRUST,
as Issuing Entity

BY: CHASE BANK USA, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Todd S. Lehner
Name: Todd S. Lehner
Title: Managing Director

Chase Issuance Trust

Assignment No. 39 (TSA)

Acknowledged by:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Indenture Trustee and Collateral Agent

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Vice President

CHASE BANK USA, NATIONAL ASSOCIATION,
as Servicer

By:	/s/ Todd S. Lehner
Name: Todd S. Lehner
Title: Managing Director

Chase Issuance Trust

Assignment No. 39 (TSA)

Schedule 1

To Assignment No. 39

of Receivables

List of Additional Accounts

[Delivered to the Administrator]

Schedule 2

to Assignment No. 39

of Receivables

Chase Card Funding LLC

Officer’s Certificate

Brent L. Barton, a duly authorized officer of Chase Card Funding LLC (“Chase Card Funding”), a Delaware limited liability company, as Transferor (the “Transferor”), hereby certifies and acknowledges on behalf of the Transferor that to the best of his knowledge the following statements are true on ___________ (the “Addition Date”), and acknowledges on behalf of the Transferor that this Officer’s Certificate will be relied upon by Chase Bank USA, National Association, as Administrator, on behalf of the Chase Issuance Trust (the “Trust” or “Issuing Entity”), in connection with the Trust entering into Assignment No. ___ of Receivables in Additional Accounts, dated as of the Addition Date (the “Assignment”), by and between the Transferor and the Trust, in connection with the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Transfer and Servicing Agreement”), each by and among Chase USA, as Servicer and Administrator, the Transferor, the Issuing Entity and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

(a)      Delivery of Assignment. On or prior to the Addition Date, (i) the Transferor has delivered to the Trust the Assignment, and (ii) the Transferor has generally indicated, or caused to be generally indicated, in the relevant computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Issuing Entity. The Transferor shall deliver to, or cause to be delivered to, the Collateral Agent, as designee, on behalf of the Issuing Entity, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of the Additional Accounts, identified by account reference number and the aggregate amount of the Receivables in each Additional Account as of the Addition Cut-Off Date, which list shall, as of the Addition Date, modify and amend and be incorporated into and made a part of the Assignment and the Transfer and Servicing Agreement;

(b)      Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c)      Eligibility of Additional Accounts. As of the Addition Cut-Off Date, each Additional Account designated thereby is an Eligible Account;

(d)      Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

(e)      No Adverse Effect. The acquisition by the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(f)      Conditions Precedent. All requirements set forth in subsection 2.12(c) of the Transfer and Servicing Agreement for designating and conveying Receivables arising in the Additional Accounts have been satisfied or waived;

(g)      No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h)      All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________________.

CHASE CARD FUNDING LLC

By:
Name:
Title: